UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2019

H-CYTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E Kennedy Blvd Ste 700 Tampa, FL	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Arthur S. Marcus, Esq

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

37th Floor

New York, New York

10036 (212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 5, 2019, Dr. Andre Terzic and Dr. Atta Behfar formally resigned from the Company’s Board of Scientific Advisors. They indicated that they resigned, for the same reason as they recently resigned from the Company’s Board of Directors, to avoid any potential conflicts that could arise from the Company’s Service Agreement with Rion, pursuant to which Rion will supply exosomes to and support FDA-regulated clinical research for the Company. Drs. Terzic and Behfar are co-founders of Rion. A spokesman for the Company indicated that their understanding is that Rion will continue with its supply agreement with the Company for a specific, proprietary medical – grade regenerative exosome product. Rion also remains under contract to assist the Company with research and development in preparing an Investigative New Drug Application to the FDA for a proprietary combination biologic to treat chronic lung disease.

On December 6, 2019, the Company and Jeff Wright who was its controller agreed that Mr. Wright would no longer serve in this capacity. Mr. Wright  had assisted the Company in its transformation after the acquisition of H-Cyte in January 2019, pursuant to which he ceased to act as the Company’s Chief Financial Officer.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. - N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H-CYTE, Inc.

Date: December 6, 2019	By:	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer